Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicole R. Christian or Michael T. Dance
 (650) 849-1649

Essex Provides 2009 Guidance
FFO per Diluted Share Estimated to Range from $5.50 to $5.90
(After Adjusting for New Accounting Rule)

Palo Alto, California – February 4, 2009 - Essex Property Trust, Inc., (NYSE:ESS) a real estate investment trust (REIT) with apartment communities located in targeted West Coast markets, announced today 2009 estimates for Earnings per Share (EPS) and Funds from Operations (FFO) per diluted share.  For the year ended December 31, 2009, the Company estimates that EPS will range from $1.90 - $2.30 per diluted share and FFO will range from $5.50 to $5.90 per diluted share.

The Company’s 2009 forecast assumes continued slowing of the national economy, with an estimated GDP decline of 1.3% and non-farm employment decrease of 2 million jobs.

The Company’s FFO and EPS estimates for 2009 include additional interest expense (non-cash) related to the adoption of FASB Staff Position No. APB 14-1.  This new accounting pronouncement is effective for the Company on January 1, 2009 and it must be applied retrospectively.  The pronouncement requires companies to bifurcate the convertible debt as of the date of issuance between the value of the equity component and the value of the debt component of convertible debt instruments that may be settled in cash.  Interest expense is then recorded on the amount allocated to debt based on a market rate as of the date of issuance for similar debt without the conversion feature.

Retroactively applying APB 14-1 is expected to decrease the 2008 FFO results by approximately $0.10 per share and to decrease the 2007 FFO results by approximately $0.15 per share.  The midpoint of the 2009 guidance for FFO of $5.70 per share represents a 6% reduction from the revised 2008 FFO of $6.04 per share.

Property Operations

The Company anticipates an overall portfolio rental rate decline of 1.8% largely due to job losses of approximately 1% in most regions. Occupancy in each of the Company’s regions is expected to range between 94% - 95%. Additionally, increased supply in parts of Southern California, Seattle and Bellevue will present added pressure on fundamentals throughout 2009.

925 East Meadow Drive Palo Alto California 94313 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

The midpoint of the Company’s 2009 guidance is based on the following projected changes in revenue, expenses and net operating income (NOI) from same-property operations, expressed as a percentage increase compared to its projected 2008 results:

	Revenue	Expenses	NOI
Northern California	(0.5%)	(1.2% )	(0.1%)
Seattle Metro	(1.5%)	5.7%	(5.2%)
Southern California	(2.5%)	3.2%	(5.2%)
Total Same-Property Portfolio	(1.8%)	2.3%	(3.8%)

The projected 2009 non-revenue generating capital expenditures that are needed to extend the useful life of the Company’s apartment communities are estimated to range between $1,100 and $1,400 per unit.

Acquisitions & Dispositions

In 2009, the Company expects to dispose of approximately $100 million in assets.  The midpoint for the 2009 guidance assumes that disposition transactions will be slightly accretive as proceeds will be used to reduce commitments.

The 2008 acquisitions that are not included in same-property results are expected to increase NOI in 2009 by $3.8 million.

Development & Redevelopment

In 2009, Essex expects to incur approximately $110 million of development costs on its balance sheet and $30 million of development costs in Fund II. Four development projects will be in lease-up during 2009.  Two of these communities (Studio 40-41 in Studio City, CA and Cielo in Chatsworth, CA – both owned by Fund II) will commence lease-up activities in the second half of 2009. Belmont Station, located in Los Angeles, CA, which began initial lease-up in 2008 and The Grand, located in Oakland, CA, which will commence lease-up activities in February, are expected to reach stabilization in 2009.  The Company expects that property operating expenses needed to achieve stabilization for the four development projects being leased up and the cessation of capitalizing interest, will reduce FFO by approximately $4 million in 2009.

Approximately $30 million will be invested in redevelopment activities during 2009 which include apartment communities in the Company’s existing portfolio, as well as assets owned by Fund II.  Communities in the redevelopment program that fall below 95% occupancy are not included in same-property results and these properties are forecasted to increase the consolidated non-same property NOI from $26.1 million to $26.8 million, representing a 2.7% increase.  The average yield from the redevelopment program is estimated at 7% - 9% (redevelopment related net operating income increases divided by incremental redevelopment costs).

In 2009, development and redevelopment activities will be funded by the Company’s secured line facility, construction loans and proceeds from dispositions. The Company expects to capitalize $15 million of interest cost on the entire development and redevelopment pipeline owned by the REIT (excluding Fund II).

925 East Meadow Drive Palo Alto California 94313 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

Other estimates used in providing 2009 guidance include:

➢
Interest cost (including amortization of loan fees) of approximately $85 million, net of capitalized interest assuming an average borrowing cost of 5.6%.  The net interest cost assumes net incremental proceeds of $110 million from new secured financing and the refinance of maturing obligations.  The increased mortgage borrowing will be used to pay down the bank line of credit and create the borrowing capacity needed to fund 2009 and 2010 development activity and pay down line facilities. Short term variable rate borrowing costs are expected to increase 100bps during 2009.

➢	Corporate general and administrative (“G&A”) expenses of approximately $25 million.

➢	Management fee revenue is estimated to be approximately $5 million and it is assumed that there are no promote distributions from Fund II.

➢	Weighted average shares of common stock outstanding estimated at 28.8 million shares.

➢	Other income from non-core activities is expected to generate approximately $2 million in FFO during the first quarter of 2009.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and apartment communities in selected West Coast communities.  Essex currently has ownership interests in 134 apartment communities 26,992 units, and has 1,256 units in various stages of active development.  Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com. If you would like to receive future press releases via e-mail-please send a request to investors@essexpropertytrust.com.

Forward-Looking Statements: The statements, which are not historical facts, contained in this release are forward-looking statements including statements regarding the Company's beliefs and expectations relating to 2009 annual per diluted share GAAP earnings and FFO; 2009 same property net operating income; 2009 interest expense; apartment market conditions; 2009 same-property operations; 2009 operating expenses; 2009 non-revenue generating capital expenditures; 2009 disposition activities; 2009 equity capital transactions; 2009 development and redevelopment activities, costs and yields; 2009 G&A expenses; first quarter other income; 2009 management fee revenue; the weighted average shares outstanding; growth in GDP and non-farm employment; and 2009 interest rates and costs and refinancing. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from such forward-looking statements including, but not limited to, change in the Company's strategy, downturns in the real estate markets in which the Company owns properties, the effect of changes in economic conditions, the effect of changes in interest rates, the impact of competition and competitive pricing, the results of financing efforts, and other risks detailed in the Company's SEC filings. All forward-looking statements and reasons why results may differ included in this press release are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.   For more details relating to risks and uncertainties that could actual results to differ materially from those anticipated in our forward-looking statements, please refer to our SEC filings, including our Report on Form 10-K for the year ended December 31, 2007.
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925 East Meadow Drive Palo Alto California 94313 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com